As filed with the Securities and Exchange Commission on April 20, 2015
Registration No. 333-196368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPER MARKETPLACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

221 Main Street, Suite 300
San Francisco, CA 94105
(415) 593-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan

(Full title of the plans)

Sachin Adarkar, Esq. General Counsel 221 Main Street, Suite 300 San Francisco, CA 94105 (415) 593-5400	Copies to: Keir D. Gumbs, Esq. Covington & Burling LLP One CityCenter, 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-196368) filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2014 (the “Registration Statement”) deregisters 6,389,392 shares of common stock, par value $0.01 per share, of Prosper Marketplace, Inc. (“Common Stock”), which were registered under the Registration Statement but remain unsold (the “Remaining Shares”). Concurrently with the filing of this Amendment, the registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”), which registers 7,389,392 shares of Common Stock, including the Remaining Shares. In accordance with Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Commission, the portion of the registration fee allocable to the Remaining Shares, which the registrant paid to the Commission in connection with the original filing of the Registration Statement, is carried forward to the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on April 19, 2015.

PROSPER MARKETPLACE, INC.

By:	/s/ Aaron Vermut
Aaron Vermut
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aaron Vermut		April 19, 2015
Aaron Vermut	Chief Executive Officer (principal executive officer) and Director

/s/ Xiaopei Lee		April 19, 2015
Xiaopei Lee	Chief Financial Officer (principal financial and accounting officer)

/s/ Stephan P. Vermut		April 19, 2015
Stephan P. Vermut	Executive Chairman and Director

/s/ Christopher Bishko		April 19, 2015
Christopher Bishko	Director

/s/ Rajeev Date		April 19, 2015
Rajeev Date	Director

/s/ David Golob		April 19, 2015
David Golob	Director

/s/ Patrick Grady		April 19, 2015
Patrick Grady	Director

/s/ Nigel Morris		April 19, 2015
Nigel Morris	Director